EXHIBIT 10.6
INDUSTRIAL LEASE
1.	LEASED PREMISES, BUILDING, PROPERTY, COMMON AREAS, AND TERM. This Lease Agreement is made and entered into by and between KANSAS CITY LIFE INSURANCE COMPANY, a Missouri corporation (“Landlord”) and RAVEN LINING SYSTEMS, INC., an Oklahoma corporation (“Tenant”). The Landlord does hereby demise and lease unto the Tenant approximately 15,000 square feet of space which is a part of the property known as METRO PARK EAST IV, said space which is located at 13105 EAST 61ST STREET SOUTH, SUITE A, TULSA, OKLAHOMA (“Leased Premises”). The building in which the Leased Premises is situated (hereinafter referred to as “Building”; if the Building is a part of a group of buildings comprising a single development, then, for proration purposes only, the reference shall be to “Buildings”) comprises a portion of the property that is legally described in the attached Exhibit A (“Property”). In addition to the Building and the land upon which the Building is situated, the Property also includes parking areas, loading areas and roadways (“Common Areas”). The Term of this Lease shall be for a period of SIXTY (60) MONTHS AND FOURTEEN (14) DAYS, commencing on FEBRUARY 15, 2006, excepting delays due to strikes, acts of God, failure in delivery of materials and events beyond Landlord’s control, and ending on FEBRUARY 28, 2011 (“Lease Term”) unless said Lease Term shall be terminated sooner as hereinafter provided.
2.	BASE RENT AND SECURITY DEPOSIT.
(a)	In consideration of said Lease, the Tenant, without prior notice or demand, agrees to pay to the Landlord on a monthly basis a Base Rent for said Leased Premises for the term of the Lease as follows:

from	02 / 15 / 06	to	02 / 28 / 06	$3,375.00	per month

from	03 / 01 / 06	to	02 / 28 / 11	$6,750.00	per month

In addition, Tenant shall also be responsible for payment of personal property taxes and Rent taxes, if any. For the purpose of this Lease, the term (“Rent”) shall include all Base Rent and any Additional Rent owed by Tenant to Landlord as provided for herein. Said Rent shall be due and payable in advance on the first day of each month during the Term of this Lease at the office of the Landlord’s Management Agent, or such other place as the Landlord from time to time, in writing, may designate. Rent not received on or before the fifth (5th) day of each month during the Term of this Lease shall be considered delinquent and subject to the Late Charges as enumerated in Paragraph 3 of this Lease. With the execution of this Lease, Tenant has deposited with the Landlord the sum of $18,468.75, of which $10,125.00 shall be applied as February and March Base Rent, $1,593.75 shall be applied as February and March, Property Operating Expenses, $0.00 shall be applied as rental tax, and the balance of $6,750.00 shall be held by Landlord as a Security Deposit.

(b)	Security Deposit is defined as monies pledged as security for the payment of Rent and other charges herein agreed to be paid, and for the faithful performance of all the terms, conditions, and covenants of this Lease. The Security Deposit shall be held by the Landlord, and no interest shall accrue thereon to the benefit of the Tenant. If at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, and shall fail to remedy or cure said default after having received ten (10) days written Notice of same, then the Landlord may, at its option, apply monies held as partial or full satisfaction of said default or declare said Security Deposit to be forfeited. If Landlord applies all or a portion of Tenant’s Security Deposit to cure said default, Tenant agrees to pay to Landlord within ten (10) days of said Notice an equal amount so that the Landlord has at all times a

Security Deposit equal to the original amount herein agreed to. Tenant’s failure to do so constitutes a default of this Lease. Within sixty (60) days after the Tenant’s satisfactory completion of this Lease, Landlord shall refund the Tenant’s Security Deposit in full and without interest.
(c)	No dispute between the Landlord and the Tenant as to Landlord or Tenant obligations under this Lease shall excuse payment of Rent or the faithful performance of any other conditions of this Lease by either Party.
3.	LATE CHARGE. Tenant acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Therefore, in the event Tenant should fail to pay any installment of Rent or any sum due hereunder after such amount is due, Tenant shall, upon demand, pay to Landlord as Additional Rent, a late charge equal to $50.00 per day said installment of Rent or sum due hereunder is past due. Said late charge shall be assessed on the 6th day of each month, but only if Landlord has given prior written notice of failure to receive payment and opportunity for Tenant to make payment within one (1) business day of receipt of written notice. Tenant shall be assessed a $25.00 charge for each check that is returned due to insufficient funds in the Tenant’s account.
(a)	Other Past Due Amounts. All unpaid amounts due and payable by Tenant to Landlord shall accrue interest to the benefit of Landlord at a rate equal to the greater of eighteen percent (18%) per annum or the maximum amount allowed by applicable law, from such due date until such amounts are paid in full.
4.	PROPERTY OPERATING EXPENSES.
(a)	REAL PROPERTY TAXES AND PROPERTY INSURANCE PREMIUMS: Tenant agrees to pay to the Landlord as Additional Rent its pro rata share of the estimated real property taxes and property insurance premiums incurred during each calendar year. Said payment shall be made in advance to the Landlord, in monthly installments and due and payable on the first day of each month during the Lease Term. As used in this paragraph, real property taxes shall mean any form of assessment (both general and special), levy, penalty, or tax (other than estate or inheritance tax) imposed by any authority having direct or indirect power to tax any legal or equitable interest of Landlord in the Property, including any tax on rent (other than income tax) in lieu of, or in addition to normal real property taxes or assessment (“Real Property Taxes”). Property insurance premiums are those payments made by the Landlord to a third party for fire, extended coverage and other coverage against various perils that the Landlord deems necessary to insure against (“Property Insurance Premiums”).

(b)	OPERATING COSTS: Tenant agrees to pay to the Landlord as Additional Rent its pro rata share of the maintenance, repairs and operating costs for the Property (“Operating Costs”) incurred by Landlord during each calendar year. Said payment shall be made to the Landlord in advance, in monthly installments and due and payable on the first day of each month during the term of this Lease. Said Operating Costs shall include, but not be limited to, the maintenance, replacement, and repair of HVAC equipment, electrical fixtures and systems, the replacement of light fixtures and ballasts, plumbing fixtures and systems, ceiling tile replacement, building equipment maintenance and repairs, landscaping and grounds maintenance, maintenance and repairs to walks and parking areas (including sealcoating, striping, patching and overlay), electricity, gas, sewer, water, and any other utilities furnished to the Property, including any taxes thereon (see Paragraph 3(c) below), management services, roof repairs, exterior painting, pest control, and any other property maintenance expenses which may be required from time to time in maintaining the

Property in a prudent manner. In the event Landlord makes an investment for improvements to the Property which has the effect of reducing operating costs, these expenditures will be amortized over the asset’s useful life as determined by the Landlord and such amortization shall be included as an additional component of Operating Costs.

(c)	PROPERTY OPERATING EXPENSES: Real Property Taxes, Property Insurance Premiums, and Operating Costs (“Property Operating Expenses”) associated with the operation of the Property are currently estimated to be $.85 per square foot. The Tenant’s pro-rata share of Property Operating Expenses is equal to $1,062.50 per month. Payment shall be made by Tenant to Landlord in monthly installments, and said installments shall be due and payable on the first day of each month during the term of this Lease. Said monthly payments will be in addition to Base Rent and reviewed annually by Landlord, and adjustments required to compensate for any overpayment or underpayment will be made at that time. Landlord’s records relating to Property Operating Expenses for the preceding calendar year shall be made available for Tenant’s inspection upon the Tenant’s written request.

(d)	UTILITIES: The Tenant shall pay all charges incurred for any utility services metered to the Leased Premises and shall cause all utility services provided to the Leased Premises to be placed in its name with the respective vendor for direct billing. Such utilities shall include but are not limited to: water, wastewater, storm water, sewer, electricity, gas, cable television and telecommunications (“Utility Services”). Tenant shall pay all such billings within ten (10) days of receipt thereof. The Tenant shall not, without the written consent of Landlord, connect with electric current, except through existing electrical outlets in the Leased Premises. If Tenant shall require water, gas, or electric current in excess of that normally supplied for use of the Leased Premises as general office/warehouse space, Tenant shall first obtain the written consent of the Landlord, which Landlord shall not unreasonably refuse to grant. Any additional expense in monitoring the water, gas, and electric current consumed will be paid for by the Tenant. Costs of any meters, and the installation, maintenance, and repair thereof, shall be paid for by the Tenant.

(e)	MAINTENANCE & REPAIRS BY TENANT. Tenant agrees to be responsible for all repairs, replacements, and maintenance to the Leased Premises other than those specifically required to be performed by Landlord during the term of this Lease. In such cases, Tenant agrees to comply with all of the applicable government laws, ordinances, regulations, and any other requirements. Tenant shall promptly pay for the costs of all work performed and shall indemnify and hold harmless the Landlord against liens, costs, damages, or expenses incurred in connection therewith, including attorney’s fees, incurred by the Landlord if Landlord shall be joined in any action or proceeding involving such work. Under no circumstances, except in an emergency, shall Tenant commence any such work until Landlord has been provided with evidence that the contractor is licensed to do the desired repairs in the state in which the Leased Premises is situated, that the contractor carries adequate worker’s compensation as required by the laws of the State in which the Leased Premises is situated, and that the contractor carries public liability and builder’s risk insurance in amounts deemed satisfactory by the Landlord. Tenant shall not be required to make structural repairs or alterations which may be required by governmental rules, orders, or regulations unless resulting from the business operations maintained by Tenant within the Leased Premises. In addition, Tenant shall not be responsible for the repair of any damage caused by the negligence of the Landlord, its employees, or agents. Landlord or Landlord’s agents and representatives shall have the right to enter and inspect the Leased Premises at any time during reasonable business hours, provided that reasonable notice is given and the Tenant provides an escort, for the purpose of ascertaining the condition of the Leased Premises or to make such repairs, additions, or alterations as may be required to be made by the Tenant or the Landlord under the terms of this Lease. Tenant shall pay the Landlord a reasonable charge for any cleaning of the Leased Premises required because of the carelessness or indifference of Tenant, or because of the nature of Tenant’s business, and for any special cleaning done at the request of Tenant. Any janitorial services to be provided to the Leased Premises shall be at the Tenant’s sole option and expense.

(f)	MAINTENANCE & REPAIRS BY LANDLORD: Landlord shall be responsible for implementing the maintenance and repairs associated with the operation and management of the Property, including but not limited to those items listed in Paragraph 4(b) herein. Landlord shall be responsible for the cost associated with the replacement of the roof (if it becomes necessary to do so) and the maintenance and repair of the foundation and the structural soundness of the exterior walls of the Building. Landlord shall commence to make all repairs required as per this Lease within a reasonable time period of receipt of said Notice from Tenant. Landlord’s liability hereunder shall be limited to the cost of such repairs or corrections.

(g)	LANDLORD DISCLAIMER: Tenant agrees that Landlord shall not be held liable for failure to supply to the Leased Premises any plumbing, heating, air conditioning service or Utility Services as herein defined unless such failure is due to negligence on the Landlord’s part. Landlord reserves the right to temporarily discontinue such services due to accidents, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, or any event in which Landlord is unable to furnish same.
5.	PRORATION. Whenever the term “pro-rata” or any other similar term or phrase appears in this Lease, it shall refer to the square footage of the Tenant’s Leased Premises (as stated in Paragraph One of this Lease) as a percentage of the total square footage of the Building of which the Leased Premises is a part (or as a percentage of the total square footage of the Buildings of which the Leased Premises is a part). Landlord and Tenant agree that the total rentable area of the Building or Buildings, as the case may be, is equal to 57,450 square feet, resulting in the Leased Premises accounting for 26.11% of the total rentable area contained within the Building or Buildings. Said percentage shall be used in calculating Additional Rent, if any, owed by Tenant per the terms and provisions contained herein.
6. TENANT DEFAULT / LANDLORD REMEDIES.
(a)	The following events shall be deemed to be events of default by Tenant under this Lease:
(1)	Tenant fails to pay any installment of the Rent or other charges hereby reserved and such failure continues for a period of five (5) days after receipt of written Notice;

(2)	Tenant fails to comply with any term, provision, or covenant of the Lease other than the payment of Rent or other charges, and does not cure such failure within ten (10) days after receipt of written Notice, or as otherwise prescribed in this Lease;

(3)	Tenant becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors;

(4)	Tenant files petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant is adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder;

(5)	A receiver or trustee is appointed for all or substantially all of the assets of Tenant;

(6)	Tenant supplies false or misleading information to the Landlord or its agents or representatives in the form of personal or business data;

(7)	Tenant fails to vacate any substantial portion of the Leased Premises as herein agreed;

(8)	Tenant fails to comply with provisions or reporting requirements of either the Subordination Clause, the Attornment Clause, or the Estoppel Clause contained within this Lease and such failure to comply continues for a period of ten (10) days after receipt of written Notice;

(9)	Tenant fails to discharge any lien that is placed against the Property, said lien being the result of the Tenant’s actions, within ten (10) days after such lien is filed against the Property.
(b)	Upon the occurrence of any such events of default, Landlord shall have, in addition to normal remedies provided by law, the option to pursue any one or more of the following remedies provided Tenant is given ten (10) days written notice and opportunity to cure default:
(1)	Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord. If the Tenant fails to surrender the Leased Premises to the Landlord, then Landlord, without prejudice to any other remedy which it may have for possession or arrearage in Rent, may take possession of the Leased Premises and expel or remove the Tenant or any other person or entity occupying the Leased Premises or any part thereof. Tenant agrees to pay the Landlord on demand the amount of all loss and damage that the Landlord may suffer by reason of such termination, whether through the inability to relet the Leased Premises on satisfactory terms or otherwise, including damages the Landlord may incur due to special sums expended for fixing up the Leased Premises;

(2)	Enter the Leased Premises without terminating the Lease and perform the Tenant’s obligations per the terms of this Lease. The Tenant agrees to reimburse the Landlord on demand for all expenses incurred by the Landlord in performing the Tenant’s obligations under this Lease, including the amount of Rent due and payable by the Tenant per the terms of this Lease;

(3)	Relet the Leased Premises or any part or parts thereof, either in the name of the Landlord or as an agent for the Tenant, for a term or terms which may, at the Landlord’s option, be less than or exceed the period of the remainder of the Lease term hereof or which otherwise would have constituted the balance of the Lease term. The Landlord shall receive the rents for such reletting and shall apply the same as follows: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of such expenses as Landlord may have incurred in connection with reentering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, sub-dividing, or otherwise preparing the Leased Premises for reletting, including brokerage and reasonable attorney’s fees; and third, to the fulfillment of the terms, covenants and conditions of this Lease to be performed by the Tenant hereunder. The Tenant hereby agrees to waive all claims to any surplus rents, if any. The Tenant shall be and hereby agrees to be liable for and to pay to the Landlord any deficiency arising between the rents, additional rents and other charges due and payable per this Lease and the net rentals received by the Landlord due to the reletting the Leased Premises. The deficiency shall be for each month of the period which otherwise would have constituted the balance of the Lease term. The Tenant hereby agrees to pay such deficiency to the Landlord in monthly installments on the rent day specified in this Lease. Any suit or proceeding brought to collect the deficiency for any month, either during the Lease term or after any termination thereof, shall not prejudice or preclude in any way the rights of the Landlord to collect the deficiency for any subsequent month by similar suit or proceeding. The Landlord shall in no event be liable in any way whatsoever for the failure to relet the Leased Premises or, in the event of such reletting, for failure to collect the rents due and payable thereunder. The Landlord is hereby authorized and empowered to make such repairs, alterations, subdivisions or other preparations for the reletting of the Leased Premises as the Landlord shall deem necessary without in any way releasing the Tenant from any liability under this Lease. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on the Landlord’s part to terminate this Lease and the Tenant hereby specifically waives any law, statue, rule, decree or judgment of any court to the contrary.
(c)	Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. No waiver by the Landlord of any violation or breach of any terms, provisions or covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach. Upon an event of default by the Tenant, forbearance by the Landlord to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of such default.

(d)	The Tenant acknowledges and agrees that should it become necessary for the Landlord to serve a notice for the demand for the payment of Rent or a notice for possession of the Leased Premises (“Notice”) in accordance with applicable state statutes, the Notice shall not terminate the Tenant’s obligations to pay future Rents and this Lease, at the sole option of the Landlord, may continue in full force and effect;

(e)	The laws of the state in which the Property is located shall govern this Lease and any interpretations or constructions thereof. Further, the place of performance and transaction of business shall be deemed to be in the county of TULSA, state of OKLAHOMA, and in the event of any litigation, the exclusive venue and place of jurisdiction shall be as heretofore prescribed.
7.	Intentionally Omitted

8.	COSTS AND ATTORNEY’S FEES. If it becomes necessary for either the Landlord or Tenant to employ an attorney due to the default or breach of a provision of this Lease, to gain possession of the Leased Premises, or to further protect its interest as granted per the terms and provisions herein contained, the non-prevailing party shall pay, in addition to its own costs and expenses, a reasonable attorney’s fee and all costs and expenses expended or incurred by the prevailing party in connection with such default or action.

9.	ALTERATIONS TO THE LEASED PREMISES, BUILDING, PROPERTY AND COMMON AREAS.
(a)	To Leased Premises. Tenant shall not make any alterations, additions, or improvements to the Leased Premises that are structural or cost in excess of $20,000 without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant may, at its own cost and expense, make minor alterations such as shelves, bins, and trade fixtures as it may deem advisable, without altering the basic character of the Property or Leased Premises, provided it is accomplished in a good, workmanlike manner. In such cases, Tenant agrees to comply with all of the applicable governmental laws, ordinances, regulations, and any other governmental requirements. Tenant shall promptly pay for the costs of all work performed and shall indemnify and hold harmless the Landlord against liens, costs, damages, or expenses incurred in connection therewith, including attorney’s fees, incurred by the Landlord if Landlord shall be joined in any action or proceeding involving such work. Under no circumstances shall Tenant commence any such work until Landlord has been provided with evidence that the contractor is licensed to do the desired repairs in the state in which the Leased Premises is situated, that the contractor carries adequate worker’s compensation as required by the laws of the state in which the Leased Premises is situated, that the contractor is adequately bonded, and that the contractor carries public liability and builder’s risk insurance in amounts deemed satisfactory by the Landlord.

Upon Lease termination, Tenant shall remove all alterations, additions, improvements, shelves, bins, equipment, and trade fixtures and partitions erected by Tenant and restore the Leased Premises to its original condition, wear and tear excepted, if so desired by Landlord; otherwise, such improvements shall be delivered to Landlord with the Leased Premises. All such removals and restorations shall be accomplished in a workmanlike manner so as not to damage the primary structure or structural qualities of the Leased Premises, the Property, or any other improvements situated on the Property.

(b)	To Building, Common Areas and Property. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas, as well as the dimensions, identity, and type of any building situated on the Property, including constructing a new building(s) on and / or removing an existing building(s) from the Property. Landlord shall also be permitted to make changes to the Building, unless doing so would materially interfere with the Tenant’s use of the Leased Premises, in which case the Landlord must first reach agreement with the Tenant about those changes that are to be made to the Building prior to commencing work on any such changes to the Building. Landlord also reserves the right to dedicate portions of the Common Areas for streets, parks, utilities, and other public purposes as well as to utilize portions thereof for other such uses as the Landlord may from time to time deem profitable or desirable, provided that in doing so does not unreasonably interfere with the Tenant’s use thereof. The Common Areas shall be subject to rules and regulations as Landlord deems reasonable and appropriate. Landlord reserves the right to designate specific areas in which vehicles owned by the Tenant, its employees, sublessee(s), concessionaires, and licensees shall be parked, and upon Landlord’s request, the Tenant agrees to furnish to Landlord a complete list of the license numbers of all vehicles operated by same. The Landlord reserves the right to temporarily close any part of the Common Areas for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights thereto or to make repairs or alterations. The Tenant shall not take any action that would interfere with the rights of the Landlord or of any other tenants of the Property, including their respective employees, agents, contractors, vendors or invitees.
10.	SIGNS, WINDOW COVERINGS. No sign, placard, picture, advertisement, name, notice, lettering, door sign, window covering, awning, or other projection (“Signage”) visible from the exterior of the Leased Premises shall be exhibited, inscribed, painted, or otherwise displayed by the Tenant on any part of the inside or outside of the Leased Premises, including all windows and doors which comprise a portion of the Leased Premises, or on any building(s) situated upon the Property without first obtaining the consent of the Landlord. If the Landlord shall have given said consent, whether before or after the execution of this Lease, said consent shall in no way operate as a waiver or release of any of the provisions of this Lease and shall be deemed to relate only to that particular Signage consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specified written consent of the Landlord with respect to any other such Signage. Tenant shall remove all Signage at the termination of this Lease. Signage installation and removal shall be made in such a manner as to avoid injury, defacement, or overloading the Building and any other improvements thereto. Drawings for all Tenant identification Signage shall be approved by Landlord before the manufacture and installation thereof. The cost and installation of all Signage shall be at the sole expense of the Tenant, except the marquee sign referenced in Paragraph 41(g).

11.	MECHANIC’S LIENS. Tenant agrees that it will not permit any mechanic’s liens to attach to the Property.
12.	CHARACTER OF OCCUPANCY. The Leased Premises shall be used exclusively for WAREHOUSING, LIGHT MANUFACTURING AND OFFICE USE. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for such use. Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Leased Premises. The Tenant, at its own cost and expense, shall comply with all laws, rules, and regulations applicable to the peculiar nature of the Tenant’s use of the Leased Premises. The Tenant’s obligation to comply with laws, rules, and regulations applicable to the peculiar nature of the Leased Premises shall include the obligation to locate furniture and fixtures in accordance with the Americans With Disabilities Act (A.D.A.) and the rules and regulations adopted thereunder. The Tenant shall promptly comply with all Landlord or governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Leased Premises, all at Tenant’s sole expense. Tenant agrees to pay, on demand, costs for any damage or repairs to the Leased Premises or Property caused by the misuse of same by the Tenant, its agents, or employees. Tenant shall not permit the Leased Premises to be used in any way which would, in the opinion of the Landlord, be extra hazardous or which would in any way increase the insurance premiums upon the Property or cause the cancellation of any insurance policy covering the Leased Premises or the Property, nor shall Tenant sell or permit to be kept, used, or sold in or about the Leased Premises any articles which may be prohibited by a standard form policy of fire or other hazard insurance. If Tenant’s use of the Leased Premises results in any increase in premiums for insurance, Tenant will promptly reimburse Landlord for the cost of such increase. Tenant’s acts which might result in insurance premium increases include, without limiting the generality of the foregoing, such things as storing or using flammable substances, stocking materials too close to the ceiling or sprinklers, failure to maintain adequate aisles, or failure to impose or enforce smoking rules. Any conduct of Tenant which causes an increase in fire or other hazard insurance premiums, or which is in violation of recommendations by Landlord’s insurance carrier, or failure by Tenant to promptly take any corrective action recommended by Landlord’s insurance carrier shall be a material default under this Lease and Landlord shall be entitled to all of the remedies in Paragraph Six of this Lease.

Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Leased Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

This Paragraph applies particularly and specifically, without limiting the generality thereof, to any act that is in violation of that body of law generally referred to as The Hazardous Substances Law. At the time this Lease is made, such body of law includes, but is not limited to, the Atomic Energy Act, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (known as “Superfund”), the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act of 1976 (Amended), the Solid Waste Disposal Act, the Toxic Substances Control Act, and the Used Oil Recycling Act. Tenant will indemnify Landlord against all cost, expense, or loss, including attorney’s fees, which Landlord may sustain as a result of Tenant’s violation of its obligations under this Paragraph. Any violation by Tenant of its duties contained herein shall be a material default under this

Lease that will entitle Landlord to all of its remedies under this Lease. All obligations of Tenant shall survive termination of this Lease.
13.	POSSESSION.
(a)	If Landlord cannot deliver possession of the Leased Premises to the Tenant upon the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. The term of the Lease shall be amended to commence on the date when Landlord can deliver possession of the Leased Premises to the Tenant and the expiration date shall be extended accordingly. If permission is given to Tenant to occupy the Leased Premises prior to the commencement date of the Lease, such occupancy shall be subject to all provisions of this Lease other than the payment of Base Rent and Property Operating Costs. If the Lease term commences on a date later than said commencement date pursuant to the provisions set forth above, Landlord and Tenant agree to execute and acknowledge a written agreement setting forth the actual commencement date and termination date of this Lease. This Lease shall be in full force and effect even though either Landlord or Tenant may fail or refuse to execute such agreement.

(b)	The taking of possession of the Leased Premises by the Tenant shall be conclusive evidence that said Leased Premises was in good and satisfactory condition when possession of same was taken.

(c)	Landlord shall attempt to correct in a reasonably timely manner any punch-list items that may be identified by Tenant during the first month of the Lease term.
14	LEASE ASSIGNMENT OR SUBLETTING.
(a)	Landlord’s Consent Required. Tenant shall not have the right to assign, sell, encumber, pledge, sublease or otherwise transfer all or any part of Tenant’s leasehold estate herein (any of the preceding constituting a “Transfer”), or permit the Leased Premises to be occupied by anyone other than the Tenant or its employees, or to sublet the Leased Premises or any portion thereof without first obtaining prior written consent of Landlord. Consent by Landlord to one or more Transfers shall not be deemed to be a consent to any subsequent Transfer. The Tenant shall not change the ownership of the business in order to avoid this provision, and will, at the request of the Landlord, provide whatever documentation is necessary to establish that the Tenant is in compliance with this provision.

(b)	Related Party Transfer. If Tenant desires to Transfer its interest herein to a corporate subsidiary, a corporate parent or an otherwise corporate-related entity, or if Tenant wishes to Transfer its interest herein to a successor entity (as a result of a merger or acquisition) in which the Tenant has at least a fifty percent (50%) interest in the successor entity, then such Transfer of Tenant’s interest herein may be consummated without Landlord’s prior approval and without a processing fee, provided that Tenant notifies Landlord within five (5) days of such Transfer of its interest herein and provided that the transferee or assignee provides to Landlord within five (5) days a certificate of insurance naming Landlord as an additional insured and certificate holder with respect to the transferee’s or assignee’s use of the Leased Premises as herein required (“Permitted Transfer”).

(c)	Tenant’s Request For Landlord Consent. Except in conjunction with a Permitted Transfer, if Tenant desires at any time during the term of this Lease to Transfer its interest, or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit to the Landlord in writing the name and address of the proposed assignee, the nature of the proposed assignee’s work or business to be conducted at the Leased Premises, the proposed sublease, assignment, and other Transfer documentation, all in reasonable detail as Landlord may request, along with a non-

refundable processing fee equal to one thousand five hundred dollars ($1,500.00). In addition, Tenant agrees to reimburse Landlord for all legal fees and other expenses associated with any proposed Transfer.

(d)	Landlord’s Rights. At any time within thirty (30) days after Landlord is in receipt of the request referenced in Paragraph 14(c) above, Landlord may by written notice to Tenant elect to consent to the Transfer of the Lease upon the terms and to the assignee as proposed or refuse to give its consent to the proposed Transfer. If the Landlord allows Tenant to Transfer its Lease or to sublet the Leased Premises, then in the event of default as herein defined, Landlord may collect all Rent and other sums due hereunder directly from such assignee or subtenant and apply said Rent against any sums due the Landlord by the Tenant hereunder. Tenant or any other assignor or sublessor may not collect Rent in excess of the existing Lease rates and any such sums received by the Tenant or other assignor or sublessor must be immediately paid to the Landlord. The Landlord shall also have the right to assign any of its rights under this Lease.

(e)	No Release of Liability. No Transfer shall relieve Tenant of its obligations to pay Rent and to perform all other obligations to be performed by Tenant under this Lease. The acceptance by Landlord of any payment due hereunder from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer unless otherwise provided for herein.
15.	INSURANCE, LIABILITY, INDEMNITY AND WAIVER OF SUBROGATION.
(a)	Insurance and Liability. Tenant shall throughout the Lease Term, at its sole cost and expense, provide and keep in force with responsible insurance companies satisfactory to Landlord and to any mortgagee under a mortgage constituting a lien upon the Property, public liability and property damage insurance. The liability limits of all said insurance shall be a minimum of $2,000,000 Bodily Injury, $1,000,000 Property Damage, or a combined single limit of $2,000,000 protecting Landlord and any such mortgagee, as well as Tenant, against liability to any employees or servants of Tenant or to any other person whomsoever arising out of or in connection with Tenant’s use of the Leased Premises or Property or the condition of the Leased Premises. Tenant shall furnish Landlord a Certificate of Insurance prior to the commencement of this Lease naming Landlord as an Additional Named Insured and Certificate Holder. Tenant shall also furnish Landlord’s Management Agent a Certificate of Insurance prior to the commencement of this Lease naming Landlord’s Management Agent as an Additional Named Insured and Certificate Holder. Landlord, at its sole option, may procure and maintain at times during the term of this Lease a policy or policies of insurance covering loss or damage to the Property (exclusive of Tenant’s trade fixtures, equipment, and personal property), providing protection against those perils as Landlord deems appropriate.

(b)	Indemnity.
(1)	Tenant hereby agrees to defend, pay, indemnify, and save free and harmless Landlord, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees, and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney’s fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or by any act or omission or negligence of Tenant, or any subtenant, concessionaire, or licensee of Tenant or their respective employees, agents, or contractors in, upon, at or from the Leased Premises, or its appurtenances.

(2)	Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Leased Premises and any improvements therein and appurtenances thereto, solely at their own risk and hereby release Landlord to the full extent permitted by law, from all claims of every kind, including loss of life, personal, or bodily injury, damage to merchandise, equipment, fixtures, or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition, state of repair thereof.

(3)	Landlord shall not be responsible or liable for damages at any time, unless caused by landlords gross negligence or willful misconduct, to Tenant, or those claiming by, through or under Tenant, for any loss of life, bodily, or personal injury, or damage to property or business, or for business interruption that may be occasioned by or through the acts, omissions or negligence of any other person.

(4)	Landlord shall not be responsible or liable for damages at any time unless caused by landlords gross negligence or willful misconduct, for defects, latent or otherwise, in any building(s), in any improvements within the Leased Premises or in any of the equipment, machinery, utilities, appliances or apparatus therein. Landlord shall not be responsible or liable for damages at any time for loss of life, or injury or damage to any person or any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Leased Premises or Property or which is caused by, or resulting from, acts of nature or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of the Leased Premises or any of the equipment, fixtures, machinery, appliances, or apparatus therein.

(5)	Tenant shall not be responsible or liable for damages at any time due to the loss of life or injury or damage to any property or business of Tenant, or those claiming by, through or under Tenant, as a result of landlord’s negligence or willful misconduct.
(c)	Waiver of Subrogation. In the event that any portion of the Property or any portion of the Leased Premises is damaged or destroyed by fire, explosion or other casualty, and to the extent that any such loss is covered by insurance in force and recovery is made for such loss, whether or not such damage or destruction is caused, or claimed to be caused, by the negligence or misconduct of Landlord or Tenant, or any of their respective officers, employees, agents, contractors or invitees, Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire insurance policies (including extended coverage). Both Landlord and Tenant shall cause its insurance company to waive all right of recovery by way of subrogation against the other party in connection with any such damage. In addition, during or after Tenant’s occupancy of the Leased Premises, Landlord and Tenant shall indemnify and hold each other harmless from any claim made by way of subrogation by either the Landlord’s or Tenant’s fire and extended coverage insurance carrier(s).
16.	DAMAGE OR DESTRUCTION.
(a)	In the event improvements to the Leased Premises or the Property are damaged by any casualty which is insured, then Landlord may either repair such damage as soon as is reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or give written Notice to the Tenant within thirty (30) days after the date of such occurrence of the Landlord’s intention to cancel and terminate this Lease. If the Leased Premises is totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required herein, including any destruction required by any authorized public authority, this Lease may automatically terminate, at the option of the Landlord, as of the date of such total destruction.

(b)	If the Leased Premises is partially destroyed or damaged and Landlord makes repairs pursuant to this Lease, the Rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent which Tenant’s use of the Leased Premises is impaired. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of such damage, destruction, repair, or restoration.
17.	EMINENT DOMAIN. If the Property shall be taken by right of eminent domain, in whole or substantially in part, for public purposes, then this Lease, at the option of the Landlord, shall forthwith cease and terminate, and the current Rent shall be properly apportioned to the date of such taking. In such event, Landlord shall receive the entire award for the lands and improvements so taken, and Tenant shall make no claim against Landlord for compensation in connection with said taking.
18.	SUBORDINATION. This Lease, and all of the rights of Tenant hereunder, are and shall be subject and subordinate to any sale and/or lien of any mortgage now or hereafter placed on the Property or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions, or substitutions of said sale and/or mortgage. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease subordinate to the lien of any mortgage, deed of trust, or ground lease, as the case may be.
19.	ATTORNMENT. If a successor landlord under the sale or the holder of the mortgage shall succeed to the rights of the Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant, upon the request of such successor landlord, shall attorn to and recognize such successor landlord as Tenant’s Landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may request to further evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor landlord as attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment, this Lease shall continue in full force and effect as if it were a direct lease between the successor landlord and Tenant, upon all of the terms, conditions, and covenants as set forth herein.
20.	ESTOPPEL CERTIFICATES. The Tenant shall be obligated to duly execute and deliver to the Landlord within ten (10) days after receipt of written notice an Estoppel Certificate that certifies the following information:
(a)	that the attached Lease, together with all amendments, modifications, extensions and renewals thereof, comprise a complete copy of the entire Lease Agreement, and that the Lease is presently in full force and effect and has not been otherwise modified or amended, that there are no oral agreements existing as to the terms of the Lease or the use or occupancy of the Leased Premises, that the Lease contains all of the understandings and agreements between the Tenant and Landlord and their predecessors, if any;

(b)	the Lease is correctly identified by the date as stated therein;

(c)	the commencement date and the expiration date of the Lease;

(d)	the Tenant does or does not have the right to renew the Lease;

(e)	the Tenant does or does not have the right to terminate the Lease;

(f)	the amount of the monthly Base Rent (not including any percentage rent or expense pass through) presently payable under the Lease and the date through which such Base Rent has been paid;

(g)	the amount of the security deposit the Tenant deposited with the Landlord, if any;

(h)	that the Landlord is not in default of any terms or conditions of the Lease, the Landlord has observed and performed all of its obligations and has fulfilled all of its warranties and representations, if any, with respect to the Lease and that the Tenant is not asserting any offsets, counterclaims or defenses against the Landlord;

(i)	that the Tenant is not in default of any terms or conditions of the Lease;

(j)	that the Tenant is in possession of Leased Premises and that the Leased Premises is in conformity with that stated in the Lease;

(k)	the Tenant does or does not have an option or a first right of refusal (FRR) to purchase the Property in which the Leased Premises is situated;

(l)	the guarantor of the Lease, if any;

(m)	the square footage of the Leased Premises, the total square footage of the Building (or Buildings) and the Tenant’s pro-rata share thereof;

(n)	that the statements contained therein are made for the purpose of verifying the current status of the Tenant’s Leasehold interest in Leased Premises and may be relied upon by the Landlord and any successor(s) and/or assignee(s).
At the Landlord’s option, the Tenant’s failure to deliver such written instrument within the allotted time period shall constitute a material breach of this Lease or shall be conclusive upon the Tenant that: 1) this Lease is in full force and effect, without modification except as may be represented by Landlord; 2) there are no uncured defaults pertaining to Landlord’s performance of this Lease; and 3) that the Tenant has not paid in advance more than one (1) month’s Base Rent.

21.	HOLDING OVER. Should Tenant, or any of its successors-in- interest, hold over the Leased Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing by Landlord, such holding over shall constitute and be construed as tenancy from month-to-month only, at a Base Rent equal to 150% of the monthly Base Rent paid during the last month of the Term prior to the holdover.

22.	QUIET ENJOYMENT. Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate leases, and, that Tenant, upon payment of the required Rent and performing the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold, and enjoy the Leased Premises during the full term of this Lease as well as any extension or renewal thereof. However, Tenant accepts this Lease subject and subordinate to any underlying lease, mortgage, deed of trust, or other lien presently existing upon the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any underlying lease, mortgage, deed of trust, or other lien hereafter placed on the Property, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the Landlord’s interest under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any lien, deed of trust, or mortgage on the Property, Tenant shall be bound to the transferee (“Purchaser”) under the terms, covenants, and conditions of this Lease for the balance of the term remaining, and any extensions or renewals thereof, with the same force and effect as if the Purchaser were the

Landlord under this Lease. Tenant agrees to attorn to the Purchaser, as its Landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals thereof, shall be the same as those herein contained.

23.	SEVERABILITY CLAUSE. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, it is the intention of Landlord and Tenant that the remainder of this Lease shall not be affected thereby. The caption of each paragraph hereof is added as matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

24.	SURRENDER OF POSSESSION. The Tenant agrees to deliver, upon the surrender to the Landlord, possession of the Leased Premises, along with all keys thereto, at the expiration or termination of this Lease, by lapse of time or otherwise, in as good repair as when the Tenant obtained the same at the commencement of said term, normal wear and tear excepted, and except damage by the elements (occurring without the fault of the Tenant or other persons permitted by the Tenant to occupy or enter the Leased Premises or any part thereof), or by act of God, or by insurrection, riot, invasion, or of military or usurped power.

25.	REMOVAL OF TENANT’S PROPERTY. If the Tenant shall fail to remove all effects from said Leased Premises or Property upon the abandonment thereof, or upon the termination of this Lease for any cause whatsoever, the Landlord, at its option, may remove the same in any manner that it shall choose, and store the said effects without liability to the Tenant for loss thereof. Tenant agrees to pay Landlord on demand for any and all expenses incurred in such removal, including court costs, attorney’s fees, and storage charges on such effects. If Landlord is forced to sell any of the same at public or private sale to collect any amounts due under this Lease from Tenant, or simply to dispose of Tenant’s effects, the Landlord agrees to render any surplus to Tenant after deducting all costs and expenses associated with such sale.

26.	CONSENT NOT UNREASONABLY WITHHELD. Unless otherwise provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent shall not be unreasonably withheld or delayed. Tenant’s sole remedy, if Landlord unreasonably withholds or delays consent or approval, shall be an action for specific performance and the Landlord shall not be liable for damages.

27.	TENANT FINANCIAL STATEMENTS. Tenants financial statements are currently a matter of public record. In the event that Tenant’s financial statements cease to become matter of public record, Tenant shall furnish to Landlord, upon Landlord’s request but not more than once per any given calendar year (except in the event of a sale of the Property, in which case upon the Landlord’s request, the Tenant shall furnish to Landlord copies of the Tenant’s most current Financial Statements), copies of various financial reports, including but not limited to, a Statement of Income and Expense, a Statement of Financial Position, a Statement of Cash Flows, a Statement of Change in Financial Position, a copy of the Tenant’s Federal Income Tax Return and a report enumerating any important information not contained in any of the financial statements (“Tenant Financial Statements”).

28.	ENTIRE AGREEMENT. Tenant acknowledges and agrees it has not relied upon any agreements, conditions, representations, statements, or warranties except those expressed and contained herein. Tenant acknowledges and agrees that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the Landlord and Tenant in the same manner as the execution of this Lease.

29.	IMPLIED ACCEPTANCE / SURRENDER.

(a)	No act or thing done by Landlord or Landlord’s agents during the Term hereof or any extension thereof, shall be deemed an acceptance or a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord or its designated representative.

(b)	The delivery of keys to any employee of the Landlord, or of Landlord’s agents, shall not operate as a termination of this Lease or a surrender of the Leased Premises. No partial payment of Rent by Tenant shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept any such payment of Rent without prejudice to Landlord’s right to recover the balance of any Rent due or pursue any other remedy available to Landlord.
30.	FORCE MAJEURE. In the event Landlord or Tenant shall be delayed, hindered, or prevented from the performance of any act required herein by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or any other reason of a like nature (“Event”) that is not the fault of the Party delayed in performing the work or doing the acts required under the terms of this Lease, then said performance of any such act shall be excused for the period of time the Event takes place. The period for the performance of any such act shall be extended for a period of time equivalent to the time period of the Event. The provisions of this section shall not operate to excuse Tenant from prompt payment of the Base Rent and any other Rent required by the terms of this Lease.
31.	SUCCESSORS. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties, hereto and upon their respective successors in interest and legal representatives except as otherwise herein expressly provided.
32.	GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
33.	CORPORATE AUTHORITY. If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in which the Property is situated. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and to fully obligate Tenant to all terms and provisions of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with a certified copy of resolutions of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant’s behalf.
34.	WAIVER. Either the Landlord’s or the Tenant’s pursuit of any of the various remedies provided for herein shall not preclude its pursuit of any other remedies as provided for herein or any other remedies as provided for by law. Landlord’s or Tenant’s waiver of any violation or breach of any term, provision or covenant herein contained shall neither be deemed nor construed to constitute a waiver of any other violation or breach. Either the Landlord’s or the Tenant’s failure to enforce any provision of this Lease shall not constitute a waiver and shall not prevent either the Landlord or the Tenant from enforcing that provision or any other provision of this Lease in the future. Any waiver granted by either Landlord or Tenant shall be in writing, signed by the waiving party and delivered to the defaulting party as provided for under the Notices Paragraph of this Lease.
35.	NOTICES.
(a)	Each provision of this Lease or of any applicable governmental laws, ordinances, regulation, or other requirements with reference to the sending, mailing, or delivery of any payment of Rent by Tenant to Landlord or vice-versa, shall be deemed to be complied with if and when the following steps are taken:

(1)	All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord’s Management Agent at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(2)	All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the United States as Tenant may specify from time to time by written notice delivered in accordance herewith.
(b)	All Notices required or permitted under this Lease shall be in writing and shall be deemed to be properly served if sent by personal delivery, special delivery, overnight delivery, certified mail, or by facsimile transmission. Notices to the Tenant may be sent to either of the addresses delineated herein. Notices to the Landlord shall be to the address as specified below. The effective date of any Notice shall be the date on the shipping invoice for all personal deliveries, special deliveries, or overnight deliveries, the date of the postmark stamped on the envelope by the U.S. Postal Service, or the date a facsimile transmission is sent. The parties hereto shall not refuse to accept delivery of said Notices.

As of the effective date of this Lease, the Landlord’s address, the Landlord’s Leasing Agent’s address, the Landlord’s Management Agent’s address, and the Tenant’s address are as follows:

Landlord’s Mailing Address:	Landlord’s Physical Address:
Kansas City Life Insurance Company	Kansas City Life Insurance Company
Real Estate Department	Real Estate Department
P.O. Box 211587	3520 Broadway
Kansas City, Missouri 64121-1587	Kansas City, Missouri 64111

Landlord’s Leasing Agent:
CB Richard Ellis / Oklahoma
Attention: Tom O’Brien, SIOR, CCIM
7912 East 31st Court, Suite 200
Tulsa, Oklahoma 74145

Landlord’s Management Agent:
CB Richard Ellis / Oklahoma
Attention: Debbie Squires, CPM
7912 East 31st Court, Suite 200
Tulsa, Oklahoma 74145

Tenant’s Mailing Address:
Raven Lining Systems, Inc.
Attention: Stewart Nance
13105 East 61st Street, Suite D
Broken Arrow, Oklahoma 74012

With a copy to:

Cohesant Technologies, Inc.
Attention: Robert W. Pawlak
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
(c)	If and when included within the term “Landlord” as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a Notice specifying some individual at some specific address for the receipt of Notices and payments of Rent to Landlord; if and when, included within the term “Tenant” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a Notice specifying some individual at some specific address within the continental United States for receipt of Notices and payments to Tenant. All Parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by Notices given in accordance with the provisions of this paragraph to the same effect as if each had received such Notice.
36.	AMENDMENT, ADDENDUM, MODIFICATION. Any Amendments, Addenda, Exhibits, Modifications, and/or other Supplements, which are attached hereto and made a part hereof shall be binding upon the Parties hereto. If any provision of said Addenda shall conflict in any manner with other provisions of this Lease, the provisions contained in the Addenda shall prevail. Landlord and Tenant hereby acknowledge and agree that Exhibits A and B are attached hereto and made part of this Lease.
37.	DRAFTING. This Lease shall not be construed as being prepared by one party to the exclusion of the other party.
38.	PROPERTY RULES AND REGULATIONS. The Tenant hereby agrees to abide by the following rules and regulations:
(a)	no animal or motorcycle shall be allowed within the Leased Premises or on the Property at any time;

(b)	activities such as canvassing, soliciting and peddling by non-tenants of the Property shall not be allowed to occur on the Property at any time;

(c)	no radio or television antenna, loudspeaker, or other device shall be allowed to be installed on the roof or any of the exterior walls of the Property in which the Leased Premises is a part without the prior written consent of the Landlord; no television, radio, recorder, or electrical device shall be played in such a manner as to cause a nuisance;

(d)	smoking shall not be allowed in the Leased Premises that in any way shall cause irritation or discomfort to any other Tenants of the Building; the Landlord reserves the right to declare and designate the Leased Premises as a “non-smoking area” if any complaint is not addressed and remedied within three (3) days after Notice is given to the Tenant.;

(e)	the Landlord shall be allowed to place a “For Rent” sign upon the Property throughout the one hundred eighty (180) day period of time prior to the termination of the Lease; in addition, the Landlord shall be allowed, upon reasonable notice, to show the Leased Premises to a prospective third party tenant;

(f)	upon reasonable notice provided to Tenant, the Landlord, at any reasonable hour of the day, shall be allowed to enter into, upon, or go through and view and inspect the Leased Premises, provided that an agent or employee of Tenant is permitted to provide an escort to Landlord for the inspection, except in instances that Landlord deems as being an emergency;

(g)	the Tenant shall keep all windows and doors in the Leased Premises clean and free from unauthorized signage;

(h)	the Tenant shall not utilize any illegal or unethical method of business operation;

(i)	the Tenant shall not use or permit to be used any apparatus for sound reproduction or the transmission of any musical instrument in such a manner that the sounds so produced, reproduced or otherwise transmitted shall be unreasonably audible beyond the interior of the Leased Premises;

(j)	the Tenant shall not cause or permit any objectionable odors to be emanated or unreasonably dispelled from the Leased Premises;

(k)	the Tenant shall not load, unload or permit the loading or unloading of furniture, equipment, supplies, inventories, or any other property outside the areas so designated; in addition, the Tenant shall comply with the Landlord’s reasonable rules for delivery and shipping of products, materials and supplies;

(l)	the Tenant shall not store or stack any furniture, fixtures, equipment, supplies, inventories, or any other personal or business property outside the Leased Premises or in any other manner clutter the Common Areas except for, and upon Landlord’s prior approval thereof, a 200 square foot chemical storage building to be located on the west side of the Leased Premises; in addition, the Tenant shall use its best efforts to prevent the parking or storage of trucks, trailers or other vehicles or equipment engaged in such loading or unloading as referenced herein;

(n)	the Tenant shall not solicit business or distribute handbills or other advertising matter anywhere on the Property;

(o)	the Tenant shall maintain the Leased Premises at a temperature sufficient to prevent the freezing of water lines and any fixtures situated therein.
39.	LEASE MEMORANDUM / RECORDATION. At Landlord’s sole option, Landlord and Tenant shall execute a Lease Memorandum. Said Memorandum shall be in recordable form and contain those Lease provisions as specified by Landlord. Said Memorandum shall be recorded solely at Landlord’s option and expense.
40.	CONFIDENTIALITY. All terms, covenants, conditions and provisions of this Lease shall remain strictly confidential and shall not be disclosed to any third party (other than the brokers or advisors representing the Landlord and Tenant in the Lease negotiations) unless disclosure of such information is required pursuant to a local, state or federal statute and the third party requiring the disclosure of such information has the proper authority under such statute to obtain such information.
41.	AGENCY RELATIONSHIPS. Tenant hereby acknowledges that the Landlord’s Leasing Agent and Management Agent as stated herein, and its associates, are agents of the Landlord and are not representing the Tenant in this transaction. Unless indicated otherwise in the Special Provisions Paragraph contained herein, Tenant understands and acknowledges that CB Richard Ellis/ Oklahoma was involved in this Lease transaction and represents the Landlord and not the Tenant; that any information disclosed by the Tenant to CB Richard

Ellis/ Oklahoma in this transaction has been and will be disclosed to the Landlord; and that this agency relationship was disclosed to the Tenant when CB Richard Ellis/ Oklahoma agreed to expose this Property to the Tenant.
42.	SPECIAL PROVISIONS.
(a)	Tenant Improvements:
(1)	Office Improvements: Landlord, at its sole cost and expense, shall complete up to 4,800 square feet of office improvements to the Leased Premises at a cost not to exceed $168,000.00. The Landlord’s general contractor, Fleming Building Company, shall competitively bid the work of all major subcontractors. Any costs incurred in excess of $168,000.00 shall be paid for by Tenant.

(2)	Dock Equipment: Landlord, at its sole cost and expense, shall install two (2) 25,000 pound mechanical dock levelers at a cost not to exceed $14,000.

(3)	Electrical Upgrade: Landlord shall supply the Tenant with an $18,000.00 allowance to upgrade the electrical service to 600 amps. Any costs in excess of $18,000.00 shall be at the Tenant’s sole cost and expense.

(4)	Base Rent Adjustment: In the event the cost of the office improvements and electrical upgrades are less than $186,000, the Base Rent payable by Tenant to Landlord shall be subject to the following adjustment: the Base Rent shall decrease by $.01 / square foot / year for every $2,000 reduction in the cost of the office improvements (the amount of the reduction in the cost of office improvements shall be rounded down to the nearest $2,000).
(b)	Renewal Option: Provided that the Tenant is not in default of any terms of this Lease, and provided that the Tenant shall provide to Landlord written notice of its intent to renew the Lease at least one hundred eighty (180) days in advance of any such Lease renewal term, the Tenant shall have two (2) 5-year options to renew the Lease under the same terms and conditions as contained herein except for the following:
1.	Base Rent during the first Lease renewal period shall be $8,437.50 per month and Base Rent during the second Lease renewal period shall be $9,187.50 per month.

2.	The Landlord shall not be responsible for making any Tenant Improvements to the Leased Premises for either Lease renewal period.
(c)	Early Occupancy: Upon its execution of this Lease, Tenant shall be permitted immediate occupancy of the Leased Premises (“Early Occupancy”) provided that Tenant agrees to take such Early Occupancy subject to the terms and conditions of this Lease, except for the payment of Base Rent and Property Operating Expenses which shall be waived, and provided that Tenant agrees not to interfere with Landlord’s construction of the Tenant Improvements.

(d)	Roof Penetrations: Any additional roof penetrations requested by Tenant, including penetrations necessary for the installation of a process heater, a torrit system and a lab vent hood, all such penetrations which shall be made by Landlord’s contractor to ensure the integrity of the roof and to prevent the voiding of any roof warranty, shall be subject to the prior approval of Landlord.

(e)	Parking: Tenant shall have the right to use, on a non-exclusive basis, a maximum of 21 parking spaces, such spaces which shall be located in front of the building.

(f)	Manufacturing Equipment: To the extent allowed under Tulsa, Oklahoma, zoning laws and City of Tulsa, Tulsa County, State of Oklahoma and United States rules, laws and regulations, Tenant shall be permitted the right to install, operate and maintain certain manufacturing equipment, bulk storage tanks and containment systems related to the production of epoxy and certain other materials.

(g)	Signage: Tenant will be permitted to place signage on the front and rear of the building similar to the Cat Logistics sign on the exterior of the building adjacent to the Leased Premises. A drawing of the signage will be submitted to Landlord for approval prior to any signage installation. Tenant shall also be provided space on any monument sign that shall be constructed on the Property near 61st Street.

(h)	Warranties: The Landlord shall pass through to the Tenant all equipment and component warranties applicable to the Leased Premises, including a two (2) year warranty on all HVAC, mechanical, plumbing and electrical equipment and on all overhead doors and a twenty (20) year warranty on the roof..

(i)	Lease Commencement Date: In no event shall the Lease commence prior to the substantial completion of the Tenant Improvements.
IN WITNESS WHEREOF, this Lease shall be of full force and effect as of DECEMBER 1, 2005 (“Effective Date”).

LANDLORD:	KANSAS CITY LIFE INSURANCE COMPANY

/s/ Perry H. Trout

Perry H. Trout
Vice-President

Date: December 9, 2005

TENANT:	RAVEN LINING SYSTEMS, INC.

/s/ J. Stewart Nance

Stewart Nance, President

Date: December 1, 2005

State of Missouri	)
	)	ss
County of Jackson	)
This instrument was acknowledged before me on this 12 day of December, 2005, by Perry H. Trout as Vice President of Kansas City Life Insurance Company, a Missouri corporation.

/s/ Rachel J. Rodriguez
Notary Public

My Commission Expires:

May 16, 2009

State of Oklahoma	)
	)	ss
County of Wagoner	)
This instrument was acknowledged before me on this 1 day of December, 2005, by Stewart Nance as President of Raven Lining Systems, Inc., an Oklahoma corporation

/s/ Rebecca S. Sawyer
Notary Public

My Commission Expires:

November 30, 2008

EXHIBIT A
LEGAL DESCRIPTION
Lot 2, Block 1, Metro Park East, a subdivision to the City of Tulsa County, State of Oklahoma

EXHIBIT B
FLOOR PLAN
(attached hereto)

FIRST AMENDMENT TO LEASE
This FIRST Amendment To Lease (“Amendment”) is made and entered into by and between KANSAS CITY LIFE INSURANCE COMPANY (“Landlord”), and COHESANT MATERIALS, INC., SUCCESSOR-IN-INTEREST TO RAVEN LINING SYSTEMS, INC., (“Tenant”), and shall be effective as of JANUARY 27, 2006 (“Effective Date”).
Landlord and Tenant previously entered into that certain Lease dated DECEMBER 1, 2005 (“Lease”), covering a Primary Term of SIXTY MONTHS AND FOURTEEN DAYS, for the leased space as legally defined in the Lease and that is locally known as 13105 EAST 61ST STREET SOUTH, TULSA, OKLAHOMA (“Leased Premises”).
NOW THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree the Lease shall be amended as follows:
1.	LEASE COMMENCEMENT DATE. The Lease Commencement Date shall be April 1, 2006.

2.	LEASE TERM. The Lease term shall be sixty (60) months, commencing on April 1, 2006 and terminating on March 31, 2011.

3.	MONTHLY BASE RENT. The monthly Base Rent shall be as follows:

from 04 / 01 / 06 to 03 / 31 / 11 $6,637.50

The amount that Tenant shall owe upon execution of the Lease is hereby amended to be $14,450.00, and such amount is derived as follows: $6,637.50 for April base rent; $1,062.50 for April Property Operating Expenses and $6,750.00 for the security deposit. In addition, Tenant shall pay to Landlord $4,000 for Tenant’s share of the cost of a demising wall (see Paragraph #4 below), thereby resulting in the total amount $18,450.00 that is due and payable by Tenant to Landlord.

4.	TENANT IMPROVEMENTS. The Landlord shall be responsible for the following Tenant Improvements:

A. Office Improvements (at a cost not to exceed $150,000.00) B. Truck Dock Door Equipment (at a cost not to exceed $14,000.00) C. Electrical Upgrades (at a cost not to exceed $18,000.00)

The Tenant shall pay for costs incurred in excess of those amounts listed above.

5.	OFFICE WAREHOUSE DEMISING WALL. Upon the execution of this Amendment, Tenant shall pay to Landlord the sum of Four Thousand Dollars ($4,000.00), representing Tenant’s share of the cost of the demising wall to be constructed between the office and the warehouse which will extend to the roof deck. Landlord shall construct such demising wall and shall be responsible for the balance of the cost thereof.

6.	TENANT NAME CHANGE. It is hereby acknowledged that Cohesant Materials, Inc., is the successor-in-interest to Raven Lining Systems, Inc., the Tenant identified in the Lease.
Except as specifically provided herein, the original Lease, and any amendments thereto previously entered into by the Landlord and the Tenant, shall continue to be in full force and effect. The Lease and all amendments thereto, including this Amendment, shall collectively be known as the Lease.

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Effective Date specified herein.

LANDLORD:	KANSAS CITY LIFE INSURANCE COMPANY

/s/ Perry H. Trout

Perry H. Trout
Vice President

Date: January 27, 2006

TENANT:	COHESANT MATERIALS, INC.

/s/ J. Stewart Nance

Stewart Nance
President

Date: January 31, 2006